Exhibit 31.3

CERTIFICATION PURSUANT TO SARBANES–OXLEY ACT OF 2002

I, H. Robert Holmes, certify that:

1. I have reviewed this annual report on Form 10–K/A of MGT Capital Investments, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

April 22, 2019	By:	/s/ H. Robert Holmes
H. Robert Holmes
Interim President and Chief Executive Officer
(Principal Executive Officer)